Exhibit 99.01
Green Dot Reports First Quarter 2020 Results
Pasadena, CA - May 11, 2020 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended March 31, 2020.
“These have been unprecedented times and they have tested all of us in ways no one could have imagined. I am proud of the team’s unwavering dedication to our customers and each other throughout these uncertain times, and I’m excited to be on board as one of the newest members of the Green Dot team.” said Dan Henry, CEO. "The first quarter has always been the Company’s strongest quarter in terms of revenue and profitability. With no one knowing the extent of the negative and lasting impacts of COVID-19, we were very fortunate to have a strong Q1 performance."
GAAP financial results for the first quarter of 2020 compared to the first quarter of 2019:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $362.2 million for the first quarter of 2020, up from $340.5 million for the first quarter of 2019.
•GAAP net income was $46.8 million for the first quarter of 2020, from net income of $64.0 million for the first quarter of 2019.
•GAAP diluted earnings per common share was $0.87 for the first quarter of 2020, from diluted earnings per share of $1.17 for the first quarter of 2019.
Non-GAAP financial results for the first quarter of 2020 compared to the first quarter of 2019:1
•Non-GAAP total operating revenues1 were $346.5 million for the first quarter of 2020, up from $325.7 million for the first quarter of 2019, representing a year-over-year increase of 6%.
•Adjusted EBITDA1 was $92.1 million, or 26.6% of non-GAAP total operating revenues1 for the first quarter of 2020, down from $119.0 million, or 36.5% of non-GAAP total operating revenues1 for the first quarter of 2019.
•Non-GAAP net income1 was $60.4 million for the first quarter of 2020, down from $82.5 million for the first quarter of 2019.
•Non-GAAP diluted earnings per share1 was $1.13 for the first quarter of 2020, down from $1.51 for the first quarter of 2019.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last five calendar quarters. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2020	2019
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$14,294	$10,636	$9,827	$10,019	$12,977
Gross dollar volume from direct deposit sources	$10,654	$7,112	$6,843	$7,208	$10,217
Active accounts at quarter end	5.74	5.04	5.18	5.66	6.05
Direct deposit active accounts at quarter end	2.99	2.14	2.14	2.31	2.87
Purchase volume (1)	$8,282	$6,287	$6,047	$6,470	$8,200
Number of cash transfers	12.13	12.08	11.73	11.25	10.98
Number of tax refunds processed	9.70	0.07	0.11	2.52	9.39

(1)	In 2020, purchase volume excludes volume generated by certain BaaS programs where the BaaS partner earns interchange and Green Dot earns a platform fee.

“Overall, the year-over-year trends in our key metrics and revenues in January and February were strong and then we saw a marked slowdown in late March and early April as the impact of COVID-19 intensified. As April progressed, we saw a surge in GDV from stimulus funds deposited onto our account programs,” said Jess Unruh, interim CFO. "We believe that the long-term strategy to grow our business will remain intact despite the impact of COVID-19. However, in the near term, it is very difficult for us to forecast our revenues because the COVID-19 situation is rapidly evolving, and both the duration and severity of the economic impact are unknown."
2020 Financial Guidance
As the duration and severity of the COVID-19 pandemic is unknown, Green Dot is withdrawing its financial outlook for the full year 2020. Green Dot has already taken and will continue to implement incremental actions to reduce expenses to mitigate the financial impact of COVID-19 on the company.
Business Update Related to COVID-19
We have taken steps to ensure the health and safety of our employees and continued service to our customers and partners, while at the same time seeking to mitigate the impact of the pandemic on our financial condition and results of operations.
Employees and business continuity plan
Over the course of the first quarter in 2020, Green Dot enacted business continuity plans in Shanghai, China and across the United States, mandated that its employees work from home, required contractors to work remotely and implemented strict travel restrictions. While Green Dot's employees have been successful in maintaining its operations, Green Dot has experienced disruption in staffing levels at its third-party call centers across the globe and will continue to work with their partners to restore these staffing levels.
Trends in key metrics and revenue
Overall, the year-over-year trends in Green Dot's key metrics and revenues in January and February were strong and then exhibited a marked slowdown in late March and early April as the impact of

COVID-19 intensified. As April progressed, key metrics and revenue improved as a result of stimulus funds. Furthermore, the Federal Reserve recently announced reductions in short-term interest rates that have lowered the yields on Green Dot's cash and investment balances and therefore, Green Dot expects a reduction in the amount of interest income it earns for the remainder of the year.
The extent of the impacts from these conditions is currently uncertain and dependent on various factors, including the severity and transmission rate of the virus, the nature of and duration for which the preventative measures remain in place, the extent and effectiveness of containment and mitigation actions, the type of stimulus measures and other policy responses that the U.S. government may adopt, and the impact of these and other factors on our employees, customers, retail distributors, partners and vendors.
Balance sheet and liquidity
In response to the economic conditions arising from the pandemic, Green Dot has taken steps to strengthen its financial condition, including drawing down the full $100 million available under its revolving credit facility, instituting an enterprise-wide headcount freeze and delaying or reducing non-critical projects.

Conference Call
Green Dot will host a conference call to discuss first quarter 2020 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Monday May 18, 2020.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the COVID-19 pandemic on Green Dot’s business and the Green Dot’s measures taken in response to the pandemic, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 11, 2020, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; employee stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance and related restructuring expenses; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition, other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-

GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Michelle Blaya
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,563,740	$1,063,426
Restricted cash	2,567	2,728
Investment securities available-for-sale, at fair value	10,003	10,020
Settlement assets	281,197	239,222
Accounts receivable, net	61,590	59,543
Prepaid expenses and other assets	57,071	66,183
Income tax receivable	1,584	870
Total current assets	1,977,752	1,441,992
Investment securities available-for-sale, at fair value	297,522	267,419
Loans to bank customers, net of allowance for loan losses of $1,057 and $1,166 as of March 31, 2020 and December 31, 2019, respectively	19,641	21,417
Prepaid expenses and other assets	46,038	10,991
Property and equipment, net	147,530	145,476
Operating lease right-of-use assets	25,043	26,373
Deferred expenses	10,502	16,891
Net deferred tax assets	9,097	9,037
Goodwill and intangible assets	513,324	520,994
Total assets	$3,046,449	$2,460,590
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,366	$37,876
Deposits	1,616,355	1,175,341
Obligations to customers	84,044	69,377
Settlement obligations	5,892	13,251
Amounts due to card issuing banks for overdrawn accounts	291	380
Other accrued liabilities	118,602	107,842
Operating lease liabilities	8,052	8,764
Deferred revenue	19,094	28,355
Income tax payable	16,607	3,948
Total current liabilities	1,906,303	1,445,134
Other accrued liabilities	9,997	10,883
Operating lease liabilities	23,096	24,445
Line of credit	100,000	35,000
Net deferred tax liabilities	19,048	17,772
Total liabilities	2,058,444	1,533,234

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2020 and December 31, 2019; 52,854 and 51,807 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	53	52
Additional paid-in capital	306,151	296,224
Retained earnings	675,604	629,040
Accumulated other comprehensive income	6,197	2,040
Total stockholders’ equity	988,005	927,356
Total liabilities and stockholders’ equity	$3,046,449	$2,460,590

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$141,394	$129,577
Processing and settlement service revenues	123,066	107,579
Interchange revenues	90,866	92,541
Interest income, net	6,843	10,817
Total operating revenues	362,169	340,514
Operating expenses:
Sales and marketing expenses	116,738	98,701
Compensation and benefits expenses	53,065	61,475
Processing expenses	71,095	51,632
Other general and administrative expenses	62,422	47,321
Total operating expenses	303,320	259,129
Operating income	58,849	81,385
Interest expense, net	49	1,471
Income before income taxes	58,800	79,914
Income tax expense	11,955	15,871
Net income	$46,845	$64,043

Basic earnings per common share:	$0.89	$1.21
Diluted earnings per common share:	$0.87	$1.17
Basic weighted-average common shares issued and outstanding:	51,894	53,050
Diluted weighted-average common shares issued and outstanding:	52,673	54,551

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Operating activities
Net income	$46,845	$64,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	13,697	10,882
Amortization of intangible assets	7,279	8,174
Provision for uncollectible overdrawn accounts from purchase transactions	1,316	2,496
Employee stock-based compensation	11,385	14,815
Amortization of premium (discount) on available-for-sale investment securities	138	(140)
Amortization of deferred financing costs	42	996
Impairment of capitalized software	—	100
Changes in operating assets and liabilities:
Accounts receivable, net	(3,363)	4,338
Prepaid expenses and other assets	9,023	6,974
Deferred expenses	6,389	8,168
Accounts payable and other accrued liabilities	9,859	(10,217)
Deferred revenue	(9,355)	(10,718)
Income tax receivable/payable	11,805	15,729
Other, net	(930)	(255)
Net cash provided by operating activities	104,130	115,385

Investing activities
Purchases of available-for-sale investment securities	(60,267)	(35,782)
Proceeds from maturities of available-for-sale securities	25,509	12,948
Proceeds from sales of available-for-sale securities	10,047	101
Payments for acquisition of property and equipment	(15,743)	(19,312)
Net decrease in loans	1,584	1,754
Investment in TailFin Labs, LLC	(35,000)	—
Net cash used in investing activities	(73,870)	(40,291)

Financing activities
Repayments of borrowings from notes payable	—	(60,000)
Borrowings on revolving line of credit	100,000	—
Repayments on revolving line of credit	(35,000)	—
Proceeds from exercise of options	23	705
Taxes paid related to net share settlement of equity awards	(1,480)	(11,826)
Net increase in deposits	442,017	620,998
Net decrease in obligations to customers	(34,667)	(39,364)
Contingent consideration payments	(1,000)	—
Net cash provided by financing activities	469,893	510,513

Net increase in unrestricted cash, cash equivalents and restricted cash	500,153	585,607
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,066,154	1,095,218
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,566,307	$1,680,825

Cash paid for interest	$283	$1,094
Cash (refund from)/paid for income taxes	$(95)	$38

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,563,740	$1,676,470
Restricted cash	2,567	4,355
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,566,307	$1,680,825

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$245,350	$125,630	$(8,811)	$362,169
Operating expenses	211,543	67,319	24,458	303,320
Operating income	$33,807	$58,311	$(33,269)	$58,849

	Three Months Ended March 31, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$239,633	$110,649	$(9,768)	$340,514
Operating expenses	176,787	54,515	27,827	259,129
Operating income	$62,846	$56,134	$(37,595)	$81,385

Green Dot's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from Green Dot's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of Green Dot's leading consumer brand names and under the brand names of Green Dot's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from Green Dot's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Total operating revenues	$362,169	$340,514
Net revenue adjustments (8)	(15,628)	(14,797)
Non-GAAP total operating revenues	$346,541	$325,717
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Account Services
Operating revenues	$245,350	$239,633
Net revenue adjustments (8)	(12,035)	(11,425)
Non-GAAP operating revenues	$233,315	$228,208

Processing and Settlement Services
Operating revenues	$125,630	$110,649
Net revenue adjustments (8)	(3,593)	(3,372)
Non-GAAP operating revenues	$122,037	$107,277
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Net income	$46,845	$64,043
Employee stock-based compensation and related employer payroll taxes (3)	11,578	15,583
Amortization of acquired intangible assets (4)	7,279	8,174
Amortization of deferred financing costs (5)	42	996
Impairment charges (5)	—	100
Extraordinary severance and other restructuring expenses (6)	736	2,856
Other income (5)	(212)	(133)
Income tax effect (7)	(5,895)	(9,077)
Non-GAAP net income	$60,373	$82,542
Diluted earnings per common share
GAAP	$0.87	$1.17
Non-GAAP	$1.13	$1.51

Diluted weighted-average common shares issued and outstanding
GAAP	52,673	54,551
Non-GAAP	53,583	54,551

GREEN DOT CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,673	54,551
Weighted-average unvested restricted shares	910	—
Non-GAAP diluted weighted-average shares issued and outstanding	53,583	54,551

Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Class A common stock outstanding as of March 31:	52,854	53,148
Weighting adjustment	(50)	(98)
Dilutive potential shares:
Stock options	57	168
Service based restricted stock units	338	679
Performance-based restricted stock units	351	641
Employee stock purchase plan	33	13
Diluted weighted-average common shares issued and outstanding	53,583	54,551
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Net income	$46,845	$64,043
Interest expense, net (2)	49	1,471
Income tax expense	11,955	15,871
Depreciation and amortization of property, equipment and internal-use software (2)	13,696	10,882
Employee stock-based compensation and related employer payroll taxes (2)(3)	11,578	15,583
Amortization of acquired intangible assets (2)(4)	7,279	8,174
Impairment charges (2)(5)	—	100
Extraordinary severance and other restructuring expenses (2)(6)	736	2,856
Other (income) expense (2)(5)	(20)	—
Adjusted EBITDA	$92,118	$118,980

Non-GAAP total operating revenues	$346,541	$325,717
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	26.6%	36.5%

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $11.6 million and $15.6 million for the three months ended March 31, 2020 and 2019, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are included as a component of non-operating interest income/expense, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended March 31, 2020, Green Dot recorded charges of $0.7 million related to compensation in connection with transition and employment agreements of certain former executives. In 2019, Green Dot recorded charges for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of March 31, 2020.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.